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                                                                     Exhibit 3.1

                BY-LAWS OF ELCOM INTERNATIONAL, INC., AS AMENDED

                                     BY-LAWS

                                       OF

                            ELCOM INTERNATIONAL, INC.

                            Adopted December 31, 1992

                            Amended November 6, 1995

                            Amended December 21, 2005

                                    ARTICLE I

                                     OFFICES

               Section 1. Registered Office. The registered office of the Corporation shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

               Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                   FISCAL YEAR

               Section 1. Fiscal Year. The fiscal year of the Corporation shall be such period as the Board of Directors may designate from time to time, which initially shall end on December 31.

                                   ARTICLE III

                                  STOCKHOLDERS


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               Section 1. Annual Meeting. The annual meeting of the stockholders for the election of Directors, and for the transaction of any other proper business, shall be held on such date after the annual financial statements of the Corporation have been prepared as shall be determined by the Board of Directors from time to time. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting. In the event that the annual meeting is not held on the date designated therefor in accordance with this Section 1, the Directors shall cause the annual meeting to be held as soon after that date as convenient. [211]

               Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board or the President of the Corporation, and shall be called by the Chairman of the Board or President at the request in writing of a majority of the Board of Directors or the request in writing of one or more stockholders that, in the aggregate, hold and are entitled to vote a number of shares entitling such stockholder(s) to vote ten percent (10%) or more of the Corporation's shares entitled to vote at an election of Directors. Requests and calls for special meetings shall specify the purpose or purposes of the proposed meeting, and no business shall be considered at any such meeting other than that specified in the call therefor. If any request to call a meeting of stockholders is made by one or more of stockholders that, in the aggregate, hold and are entitled to vote a number of shares entitling such stockholder(s) to vote ten percent (10%) or more of the Corporation's shares entitled to vote at an election of Directors in accordance with this Section 2, (i) then the Chairman of the Board or President shall call such meeting within seven (7) days of receipt of such request and (ii) the Board of Directors shall schedule such meeting, in order to account for the administration of documents required for stockholder(s), to be held within ninety (90) days following the calling of such meeting; provided that such meeting may be delayed in the event that the Securities and Exchange Commission reviews the proxy material for such meeting or if necessary to comply with other applicable rules and regulations, in which case such meeting shall be held as soon as practicable thereafter. [211, 222]

               Section 3. Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated in the notice of such meeting. [211(a)]

               Section 4. Notice of Meetings and Adjourned Meetings. Written notice of any meeting of stockholders stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than twenty-one (21) nor more than forty-five


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(45) days before the date of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. [222]

               Section 5. Stockholders' List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. [219(a)]

               Section 6. Quorum. At any meeting of the stockholders, except as otherwise provided by the Delaware General Corporation Law, a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, that no action required by the Certificate of Incorporation or these By-laws to be authorized or taken by a designated proportion of shares may be authorized or taken by a lesser proportion; provided, further, that where a separate vote by a class or classes of shares is required by law, the Certificate of Incorporation or these By-laws, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote. If such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. [216]

               Section 7. Voting. In all matters other than the election of Directors and other than any matters upon which by express provision of the Certificate of Incorporation or of these By-laws a different vote is required, the vote of a majority of the shares entitled to vote on the subject matter and present in person or represented by proxy at the meeting shall be the act of the stockholders. Directors shall be elected by a plurality of


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the votes of the shares entitled to vote on the election of Directors and present in person or represented by proxy at the meeting. Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting shall be entitled to one vote for each share of capital stock held by such stockholder. [216, 212(a)]

               Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders, or to express consent or dissent to corporate action without a meeting, may authorize another person or persons to act for him by proxy. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. [212(b)]

               Section 9. Action of Stockholders Without a Meeting. The stockholders of the Corporation shall not be permitted to take any action by written consent in writing without a meeting pursuant to Section 228 of the Delaware General Corporation Law or otherwise.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

               Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as may be otherwise provided in the Delaware General Corporation law or in the Certificate of Incorporation. [141(a)]

               Section 2. Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than fifteen (15) Directors and shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Subject to the foregoing limitation, the number of Directors elected at any meeting of the stockholders shall be deemed to be the number of Directors constituting the whole Board unless otherwise fixed by resolution adopted by the stockholders at such meeting. In the event the total number of Directors is not divisible by three (3), an extra Director shall be assigned to Class I if there is one (1) extra Director to be assigned among the classes, and an extra Director shall be assigned to each of Classes I and II if there are two (2) extra Directors to be assigned among the classes. In the event of any increase or decrease in the authorized number of Directors, (a) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and
(b) the newly created


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or eliminated directorship(s) resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors as provided above in this Section.

               Section 3. Election of Directors. The Directors to be elected at each annual meeting of stockholders shall be only the members of the class whose term of office then expires. The term of office of the initial Directors in each respective class shall be as follows: (a) Directors in Class I shall hold office until the Company's annual meeting of stockholders to be held in 1996; (b) Directors in Class II shall hold office until the annual meeting of stockholders to be held in 1997; and (c) Directors in Class III shall hold office until the annual meeting of stockholders to be held in 1998. Each Director elected at any stockholders' meeting commencing with the 1996 annual meeting shall serve for a term ending on the date of the third annual meeting of stockholders following the meeting at which such Director was elected. Directors need not be stockholders of the Company or residents of the State of Delaware. Written ballots are not required in the election of Directors.

               Section 4. Removal; Vacancies. Each Director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. No Director may be removed except for cause and by the affirmative vote of at least a majority of the votes represented by outstanding shares then entitled to vote at an election of Directors (in addition to the affirmative vote which may be required of the holders of any series of Preferred Stock which may then be outstanding). Any vacancy in the Board of Directors may be filled by the stockholders, or if not so filled, by a majority of the Board of Directors remaining in office (although less than a quorum). In the event of any vacancy on the Board of Directors, the Director who is elected or appointed to fill the vacancy shall serve for the remainder of the term of the vacant directorship or until his or her prior death, retirement, resignation or removal.

               Section 5. Resignation; Vacancies. Any Director may resign at any time upon written notice to the Corporation. A resignation from the Board of Directors shall be deemed to take effect immediately upon receipt of such notice or at such other time as the Director may specify in such notice. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If a Director dies, a majority of the Directors remaining in office (although less than a quorum), or the sole remaining Director, shall have the power to fill such vacancy. Each Director so chosen to fill a vacancy shall hold office until the next election of Directors, and until his successor shall be elected and qualified, or until his earlier resignation or removal. [141(b), 223(d)]


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               Section 6. Annual Meeting. Immediately following each annual meeting of stockholders for the election of Directors, the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where the annual meeting of stockholders for the election of Directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof (which need not describe the purposes of the meeting) signed by all of the Directors who did not attend the meeting without objection.

               Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held at such places (within or without the State of Delaware) and at such times as the Board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

               Section 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by any two of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram or cablegram so addressed, or shall be delivered personally or by telephone or telecopy, at least twenty-four (24) hours before the time the meeting is to be held. Each such notice shall state the time and place (within or without the State of Delaware) of the meeting but need not state the purposes thereof, except as otherwise required by the Delaware General Corporation Law or by these By-laws.

               Section 9. Quorum; Voting; Adjournment. Except as otherwise provided by the Certificate of Incorporation or by these By-laws, a majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the Director or Directors present at any meeting may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. [141(b)]

               Section 10. Telephone Communications. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means


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of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting. [141(i)]

               Section 11. Action of Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing and such written consent or consents are filed with the minutes of proceedings of the Board or such committee. [141(f)]

               Section 12. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board or of any committee thereof. Nothing herein contained shall be construed so as to preclude any Director from serving the Corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefor. [141(h)]

               Section 13. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to the limitations of Section 141(c) of the Delaware General Corporation Law, as amended from time to time (or of any successor thereto, however denominated), any such committee, to the extent provided in the Board resolution, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. [141(c)]


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                                    ARTICLE V

                                     NOTICES

               Section 1. Notices. Whenever, under the provisions of the Delaware General Corporation Law or of the Certificate of Incorporation or these By-laws, notice is required to be given to any Director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation or at his residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram or cablegram, and such notice shall be deemed to be given when the same shall be filed, or in person or by telephone or telecopy, and such notice shall be deemed to be given when the same shall be delivered.

               Section 2. Waiver of Notice. Whenever any notice is required to be given under any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. [229]

                                   ARTICLE VI

                                    OFFICERS

               Section 1. Officers. The officers of the Corporation shall be a President, a Secretary, a Treasurer and, if the Board of Directors shall so determine, or as may be deemed necessary by the Board from time to time, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents and other officers and assistant officers. Any number of offices may be held by the same person. [142(a)]

               Section 2. Election of Officers. Each officer of the Corporation shall be elected by the Board of Directors and shall hold office at the pleasure of the Board of Directors until his successor has been elected or until his earlier resignation or removal. [142(b)]


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               Section 3. Resignation. Any officer may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect immediately upon receipt of such notice or at such other time specified in such notice. Unless otherwise specified in such notice, the acceptance of such resignation by the Corporation shall not be necessary to make it effective. [142(b)]

               Section 4. Removal. Any officer may be removed at any time, either with or without cause, by action of the Board of Directors.

               Section 5. Vacancies. A vacancy in any office because of death, resignation, removal or any otherwise shall be filled by the Board of Directors. [141(e)]

               Section 6. Powers and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer the authority to appoint and remove subordinate officers and to prescribe their authority and duties.

               Section 7. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors or, if delegated by the Board, by the President or Chairman of the Board. Any such decision by the President or Chairman of the Board shall be final unless expressly overruled or modified by action of the Board of Directors, in which event such action of the Board of Directors shall be conclusive of the matter. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of Director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving a proper compensation therefor.

                                   ARTICLE VII

                          LOANS, CHECKS, DEPOSITS, ETC.

               Section 1. General. All checks, drafts, bills of exchange or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances.


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               Section 2. Loans and Evidences of Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

               Section 3. Banking. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may authorize. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the Board of Directors.

               Section 4. Securities Held By The Corporation. Unless otherwise provided by resolution adopted by the Board of Directors, the President or the Chairman of the Board may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights to vote or consent which the Corporation may have as the holder of stock or other securities in any other corporation; and the President or Chairman of the Board may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the President and Chairman of the Board may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal (if any), or otherwise, all such written proxies, powers of attorney or other written instruments as he may deem necessary in order that the Corporation may exercise such powers and rights.


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                                  ARTICLE VIII

                            SHARES AND THEIR TRANSFER

               Section 1. Share Certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the President, a Vice President or the Chairman of the Board and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. [158]

               Section 2. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to execute an indemnity agreement in favor of the Corporation and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed. [167]

               Section 3. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and payment of any applicable taxes, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

               Section 4. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors. In the case of (A) a meeting, such record date also shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (B) a consent or dissent to corporate action in writing without a meeting, such


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record date also shall not be more than ten (10) days after the date upon which such resolution is adopted by the Board of Directors; or (C) the payment of any dividend or other distribution, allotment of any rights, exercise of any rights in respect of any change, conversion or exchange of stock or any other lawful action, such record date also shall not be more than sixty (60) days prior to such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. [213]

               Section 5. Protection of Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                                 CORPORATE SEAL

               The Corporation may adopt a corporate seal which, if adopted, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. [122(3)]

                                    ARTICLE X

                                EMERGENCY BY-LAWS

               The Board of Directors may adopt, either before or during an emergency, as that term is defined by the Delaware General Corporation Law, any emergency by-laws permitted by the Delaware General Corporation Law which shall be operative only during such emergency. In the event the Board of Directors does not adopt any such emergency by-laws, the special rules provided in the Delaware General Corporation Law shall be applicable during an emergency as therein defined. [110]


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                                   ARTICLE XI

                                SECTION HEADINGS

               The headings contained in these By-laws are for reference purposes only and shall not be construed to be part of and shall not affect in any way the meaning or interpretation of these By-laws.

                                   ARTICLE XII

                                   AMENDMENTS

               Subject to the following, these By-Laws may be amended or repealed at any time by the majority vote of the Board of Directors or by the affirmative vote of holders of a majority of the outstanding shares entitled to vote at an election of Directors. However, Sections 2, 3 and 4 of Article IV of these By-Laws may be repealed, amended or otherwise modified, and any other provision inconsistent therewith may be adopted, only by the affirmative vote of at least two-thirds of the votes represented by outstanding shares entitled to vote at an election of Directors. In addition, the provisions of the second or this third sentence of this Article XII may be repealed, amended or otherwise modified only by the affirmative vote of at least two-thirds of the votes represented by outstanding shares entitled to vote at an election of Directors. In addition, Section 2 of Article III may be repealed, amended or otherwise modified, and any other provision inconsistent therewith may be adopted, only by the affirmative vote of at least two-thirds of the votes represented by outstanding shares entitled to vote at an election of Directors.


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